Exhibit 10.1

Coya Therapeutics, Inc.
2021 Equity Incentive Plan

As Amended and Restated Effective November 17, 2022 (the “Restatement Date”)

Adopted by the Board of Directors: November 17, 2022
Approved by Stockholders: __, 2022

1.General.

(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Awards.

(c)Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible Award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.Administration.

(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to an Award.

(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)To amend, suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, amendment, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent. A Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A, (D) to correct clerical or typographical errors or (E) to comply with other applicable laws or listing requirements.

(vi)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options or, if applicable, Rule 16b-3.

(vii)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(ix)To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award, (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Award and (y) granted under the Plan or another equity or compensatory plan of the Company or (C) any other action that is treated as a repricing under generally accepted accounting principles (“GAAP”).

(c)Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)Delegation to Officer. To the extent permitted by law, the Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees. However, if and as required by applicable law, the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Unless permitted by applicable law, the Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value if the Common Stock is not listed on any established stock exchange or traded on any established market.

(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.Shares Subject to the Plan.

(a)Share Reserve. Subject to Section3(b) below and Section 9(a) (relating to Capitalization Adjustments), the aggregate number of shares of Common Stock that may be issued pursuant to Awards shall be 6,500,000 shares (the “Share Reserve”). For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, the Share Reserve does not limit the granting of Awards except as provided in Section 7(a).

(b)Automatic Increase. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first day of each Fiscal Year commencing with the first Fiscal Year following the Restatement Date and on the first day of each Fiscal Year thereafter until the Plan terminates pursuant to Section 10, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last day of the preceding Fiscal Year.  Notwithstanding the foregoing, the Board may act prior to the first day of any Fiscal Year, to provide that there shall be no increase in the share reserve for such Fiscal Year or that the increase in the share reserve for such Fiscal Year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.  For avoidance of doubt, none of the additional shares of Common Stock available for issuance pursuant to this Section 3(b) shall be issued in respect of Incentive Stock Options.

(c)Reversion of Shares to the Share Reserve. Shares will return to the Plan, and will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan, if the Award, or any portion thereof:

(i)expires or otherwise terminates without all of the shares covered by such Award having been issued;

(ii)is settled in cash (i.e., the Participant receives cash rather than stock);

(iii)is forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant;

(iv)is reacquired by the Company in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of an Award (provided that, for clarity, such shares are treated as having been issued, and then returned to the Plan).

(d)Incentive Stock Option Limit. Subject to the Plan provisions relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be equal to 6,500,000 shares of Common Stock.

(e)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.Eligibility.

(a)Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. However, Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A (for example, because the Awards are granted pursuant to a corporate transaction, such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A.

(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant, and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on the exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical. However, each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. However, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)Purchase Price for Options. The purchase price of Common Stock acquired on the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)by cash, check, bank draft, electronic funds, wire transfer, or money order payable to the Company;

(ii)through a program developed under Regulation T as established by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (sometimes called a “same day sale” or “sell to cover”);

(iii)by tendering the cash proceeds resulting from a sale to a third party investor of some of the shares to be exercised, but only if the investor is approved by the Company at the time of exercise, under a private company liquidity assistance program approved by the Company;

(iv)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(v)if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement by which the Company will reduce the number of shares of Common Stock received on exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, coupled with a cash payment for any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued (and for clarity, these shares used to pay the exercise price will be issued at exercise, and then immediately reacquired by the Company);

(vi)according to a deferred payment or similar arrangement with the Participant, but only if interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Participant under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes; or

(vii)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below) and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-l(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary.

(g)Termination of Continuous Service. Except as otherwise provided below or in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than on the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (if the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such other date as is specified in the Participant’s Award Agreement, which must not be less than thirty (30) days following such termination), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate. In all cases, the unvested portion of an Option or SAR will terminate on the termination of Continuous Service.

(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than on the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than on the Participant’s death or Disability) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (A) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received on exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (B) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (if the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within three (3) months after the termination of the Participant’s Continuous Service (for a reason other than death or Cause), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or

SAR on the Participant’s death, but only within the period ending on the earlier of (A) the date that is twelve (12) months following the date of death, and (B) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately on such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) on a Change in Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) on the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. If permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the Employee’s regular rate of pay, the provisions of this Section will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

(m)Early Exercise. An Option may, but need not, include a provision whereby the Participant may elect before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option, except as would be inconsistent with Section 5(l). Subject to the repurchase limitation in Section 8(l), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the repurchase limitation in Section 8(l) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Award Agreement.

6.Provisions of Awards Other than Options and SARs.

(a)Restricted Stock Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft, electronic funds, wire transfer or money order payable to the

Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule (also referred to as a schedule for lapsing of the Company’s unvested share repurchase rights) to be determined by the Board.

(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement.

(iv)Transferability. The right to acquire shares of Common Stock under a Restricted Stock Award will not be transferable by the Participant. Once the shares of Common Stock are issued, the Board may allow the holder to transfer unvested shares, but only on the terms and conditions in the Award Agreement, and only so long as the Common Stock awarded under the Award Agreement remains subject to the terms of the Award Agreement in the hands of the recipient.

(v)Dividends. In the absence of an Award Agreement expressly providing otherwise, any dividends paid on restricted stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)Restricted Stock Unit Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant on delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)Dividend Equivalents. Dividend equivalents may be credited on shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(c)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, the unvested portion of the Restricted Stock Unit Award that has not vested will be forfeited on the Participant’s termination of Continuous Service.

(d)Performance Awards.

(i)Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent on the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. In addition, if permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent on the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(e)Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant), may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

7.Covenants of the Company.

(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)Compliance with Laws. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock on exercise of the Awards. However, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock on exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.Miscellaneous.

(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company. The Board may require, as a condition to the grant, exercise or settlement of an Award, the Participant to appoint the Company’s Chief Executive Officer (or other member of the Board) as having the sole and exclusive power of attorney to vote all shares of Common Stock subject to Participant’s Award, which power shall be effective until the earlier of the completion of a Change in Control or the Company’s initial public offering of its securities on a national stock exchange or national market such as Nasdaq or NYSE. The Company may also require, as a condition to the grant, exercise or settlement of an Award, the Participant to execute an agreement pursuant to which Participant agrees to join the Company’s then-current stockholder agreements.

(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer on any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted, or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee, or if the Participant goes on a leave of absence other than ordinary course vacation and sick days) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)Incentive Stock Option Limitations. If the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 or such other limit established in the Code or if an Option grant otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, despite any contrary provision of the applicable Award Agreement(s).

(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and as to the Participant’s capability of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares on the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act and any other applicable foreign securities laws, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, on advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement. If shares of Common Stock are withheld to satisfy tax obligations, such shares will be deemed issued and then immediately tendered to the Company and no shares of Common Stock will be withheld for these purposes to the extent they have a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes). For clarity, no partial shares will be withheld, and the Participant must satisfy the tax obligation related to any such partial share using another permitted form of payment.

(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically (filed publicly at www.sec.gov or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, on the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A. Consistent with Section 409A, the Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. If an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement, with the permitted distribution events and timing being the earlier of the date of termination of Continuous Service and the date of a Change in Control. However, and unless the Award Agreement specifically provides otherwise, if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six (6)‑month period elapses, with the balance paid thereafter on the original schedule.

(l)Right of Repurchase. An Award may include a provision whereby the Company may elect to repurchase all or any part of the shares of Common Stock acquired by the Participant. The terms of any repurchase option shall be specified in the Award Agreement. Unless otherwise determined by the Board and subject to compliance with applicable laws, the repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase and the repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Award, unless otherwise specifically provided by the Board. The Board reserves the right to assign the Company’s right of repurchase.

(m)Right of First Refusal. An Award may also include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received under the Award. Except as expressly provided in this Section or in the Award Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the bylaws of the Company. The Board reserves the right to assign the Company’s right of first refusal.

(n)Compliance with Exemption from Registration. Unless otherwise determined by the Board, during any period in which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act, Awards and shares of Common Stock issued under Awards may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act, except:  (i) as permitted by Rule 701(c) promulgated under the Securities Act, (ii) to a guardian on the disability of the Participant or (iii) to an executor on the death of the Participant (collectively, the “Permitted Transferees”). In addition, the Board may permit transfers by the Participant to the Company, and transfers in connection with a change in control or other acquisition involving the Company. Any Permitted Transferees may not further transfer the Awards. Except as otherwise expressly permitted in this Section,

Awards and shares of Common Stock issued under Awards are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Participant if doing so would require the Company to register a class of its securities under Section 12 of the Exchange Act or to file reports under Section 15(d) of the Exchange Act. To the extent required by law, including to maintain an exemption from registration under Section 12 of the Exchange Act, the Company shall deliver to Participants (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old. However, the Company may condition the delivery of such information on the Participant’s agreement to maintain its confidentiality.

(o)Non U.S. Participants. To facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms or procedures for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy, custom securities or exchange control laws. Moreover, the Board may approve such supplements to or amendments of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(p)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property on the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

(q)Forfeiture Events.   The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

9.Adjustments on Changes in Common Stock; Other Corporate Events.

(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan as the Share Reserve, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d) and (iii) the class(es)

and number of securities and price per share subject to outstanding Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company despite the fact that the holder of such Award is providing Continuous Service. However, the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, and despite any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent on the closing or completion of the Change in Control:

(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) immediately prior to the effective time of the Change in Control;

(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award on a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, on the date that is five (5) days prior to the effective date of the Change in Control);

(v)cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received on the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise, in consideration for the termination of such Award at or immediately prior to the closing or completion of the Change in Control. For clarity, this payment may be zero if the fair market value of the property is equal to or less than the exercise price.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award. Only to the extent permitted under Section 409A may the Board provide that payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or other contingencies. In addition, the Board may provide that such payments made over time will remain subject to substantially the same vesting schedule as the Award, including any performance-based vesting metrics that applied to the Award immediately prior to the closing of the Change in Control. An Award may be subject to additional acceleration of vesting and exercisability in connection with a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur. The Board may require that any award, cash or property paid in consideration for a cancelled or exchanged Award be subject to the same terms and conditions (including earn out, escrow or milestone payments) as apply to the consideration paid to the Company’s stockholders in connection with the Change in Control, but only if doing so would not result in adverse tax penalties under Section 409A.

10.Term, Termination and Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. This Plan will terminate, and no Incentive Stock Option will be granted, after the tenth (10th) anniversary of the date the Plan, as amended effective on the Restatement Date, is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.Effective Date of the Plan.

This Plan became effective on the Effective Date.

12.Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)“Award” means a Stock Award or a Performance Cash Award.

(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.

(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). However, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term as applicable to an Award and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony, (ii) such Participant’s commission of a crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof that is reasonably likely to result in material adverse effects on the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company (or an Affiliate) or of any statutory duty owed to the Company (or an Affiliate); (iv) such Participant’s unauthorized use or disclosure of the Company’s (or an Affiliate’s) confidential information or trade secrets; or (v) such Participant’s gross misconduct that is reasonably likely to result in material adverse effects on the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board, in its sole discretion. Any determination by the Board that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect on any determination of the rights or obligations of the Company (or an Affiliate) or such Participant for any other purpose.

(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)Any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. However, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding. However, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(iii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction, or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

However, (A) the term “Change in Control” will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement. If necessary for compliance with Section 409A, no transaction will be a Change in Control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A.

(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)“Common Stock” means the common stock of the Company.

(k)“Company” means Coya Therapeutics, Inc., a Delaware corporation.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services, in either case, only if such person satisfies the requirements to be a consultant for purposes of Rule 701.

(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. If permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer of the Company, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. However, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant or as otherwise required by law. In addition, if required for exemption from or compliance with Section 409A, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(n)“Director” means a member of the Board.

(o)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i)

of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)“Effective Date” means the effective date of this Plan, which is the earlier of (i) the date this Plan is first approved by the Company’s stockholders and (ii) the date this Plan is adopted by the Board.

(q)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)“Entity” means a corporation, partnership, limited liability company or other entity.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the date of determination, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)Unless otherwise determined by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, or, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(ii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

In determining the value of a share of Common Stock for purposes of tax reporting on the exercise, issuance or transfer of shares subject to Awards, fair market value may be calculated using the definition of Fair Market Value, the actual sales price in the transaction at issue (e.g., “sell to cover”), or such other value determined by the Committee in good faith in a manner that complies with applicable tax laws.

(v)“Fiscal Year” means the Company’s fiscal year.

(w)“Incentive Stock Option” means an option to purchase shares of Common Stock granted under the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)“Incumbent Directors” means individuals who, on the Restatement Date, constitute the Board, provided that any individual becoming a Director subsequent to the Restatement Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the

Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

(y)“Nonstatutory Stock Option” means any option to purchase shares of Common Stock granted under the Plan that does not qualify as an Incentive Stock Option.

(z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)“Other Award” means an award based in whole or in part by reference to Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(cc)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ee)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of the Plan.

(ff)“Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, changes in deferred revenue and acquisition deal costs; (viii) total stockholder return, either absolutely or relative to an index; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) sales or revenue targets; (xviii) increases in revenue or components of revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of working capital levels; (xxi) economic value added (or an equivalent metric); (xxii) market share; (xxiii) cash flow, operating cash flow, cash flow per share, free cash flow (operating cash flow less capital expenditures and capitalized software), normalized cash flow (EBITDA less debt service); (xxiv) share price performance, either absolutely or relative to an index; (xxv) debt reduction; (xxvi) employee retention; (xxvii) stockholders’ equity; (xviii) capital expenditures; (xxix) debt levels; (xxx) operating profit or net operating profit; (xxxi) workforce diversity; (xxxii) growth of net income or operating income; (xxxiii) billings; (xxxiv) bookings; and (xxxv) other measures of performance selected by the Board.

(gg)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under GAAP; (6) to exclude the effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP; or (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award. In setting the Performance Goals, the Board will specify whether the Performance Goal will be set on a GAAP or non-GAAP basis (if applicable).

(hh)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ii)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d) of the Plan.

(jj)“Permitted Transferee” has the meaning set forth in Section 8(n).

(kk)“Plan” means this Coya Therapeutics, Inc. 2021 Equity Incentive Plan.

(ll)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(mm)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(nn)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(oo)“Rule 405” means Rule 405 promulgated under the Securities Act.

(pp)“Rule 701” means Rule 701 promulgated under the Securities Act.

(qq)“Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect.

(rr)“Securities Act” means the Securities Act of 1933, as amended.

(ss)“Share Reserve” has the meaning set forth in Section 3(a).

(tt)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Award.

(vv)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ww)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xx)“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.